                                                 EXHIBIT 11



                STATEMENT RE: COMPUTATIONS OF PER SHARE EARNINGS

                                 Three months ended             Nine months ended
                                   Sept. 30, 1997                Sept. 30, 1997
                                 ------------------             -----------------
1.  Net income                      $  12,373,510                 $  36,604,927
2.  Weighted average common
      shares outstanding               33,729,563                    33,791,879
                                    -------------                 -------------
3.  Earnings per
      common share                  $        0.37                 $        1.08
                                    =============                 =============

4.  Weighted average common
      shares outstanding               33,729,563                    33,791,879

5.  Common stock equivalents
      due to dilutive
      effect of stock options           1,162,540                     1,120,727
                                    -------------                 -------------

6.  Total weighted average
      common shares and
      equivalents outstanding          34,892,103                    34,912,606
                                    =============                 =============

7.  Primary earnings per share      $        0.35                 $        1.05
                                    =============                 =============
8.  Total weighted average
      common shares and
      equivalents outstanding
      (Line 6)                         34,892,103                    34,912,606

9.  Additional dilutive shares
      using end of period market
      value versus average market
      value for the computation of
      stock options under the
      treasury stock method                69,139                       188,335
                                    -------------                 -------------

10. Total shares for fully
      diluted earnings per share       34,961,242                    35,100,941
                                    =============                 =============

11. Fully diluted earnings
      per share                     $        0.35                 $        1.04
                                    =============                 =============



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